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Scott Hibbs, for investors, (503) 731-2123
Angela Hult, for investors (503) 731-2192
Dave Kvamme, for media (503) 464-6272

March 3, 1998

PACIFICORP NOTES TEXAS UTILITIES' INCREASED OFFER

     PORTLAND, Oregon - PacifiCorp (NYSE: PPW) notes Texas Utilities Company's (NYSE: TXU) increased offer of 840 pence per Energy Group share.

     Texas Utilities' offer is conditional upon, among other conditions, clearance by the UK Secretary of State for Trade and Industry and the U.S. Federal Trade Commission.

     PacifiCorp has acquired 45,987,079 Energy Group Shares at 820 pence per share, representing approximately 8.8 percent of the outstanding share capital of The Energy Group PLC.

     A further announcement containing details of PacifiCorp's increased offer will be made in due course.

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